Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Family Room Entertainment Corporation (the "Company") on Form 10QSB for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, <?xml:namespace prefix = st1 ns = "urn:schemas-microsoft-com:office:smarttags" />Stanley Tepper, Executive Vice President Finance, Accounting & Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that to the best of the undersigned’s knowledge and belief:

     (1)  The Report fully complies with the requirements of Section 13(a) or
          15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                               /s/  Stanley Tepper
                                                ------------------------------
                                                Stanley Tepper
                                                Executive Vice President Finance, Accounting & Chief Financial Officer
                                                May 21, 2007